SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               COAST RESORTS, INC.
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             (Exact Name of Registrant as Specified in its Charter)



                Nevada                                    88-0345704
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(State of Incorporation or Organization)       (IRS Employer Identification no.)


4500 West Tropicana Avenue Las Vegas, Nevada                89103
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(Address of Principal Executive Offices)                  (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:


          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered

Common Stock, par value $0.01 per share           New York Stock Exchange
---------------------------------------    -------------------------------------


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities  Act  registration  statement file number to which this form relates:
333-89116
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.
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                                (Title of Class)


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

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     In response to this item, incorporated by reference is the description of the Common Stock, $0.01 par value per share (the "Common Stock"), of Coast Resorts, Inc. ("Registrant") contained under the caption "Description of Capital Stock - Common Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-89116) (as amended from time to time, the "Registration Statement"). Any prospectus that contains this information and is subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is deemed to be incorporated herein by reference.


Item 2. Exhibits.

     Not applicable.


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

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                    COAST RESORTS, INC.,
                                    a Nevada corporation

                                    By:    /s/ Gage Parrish
                                       ----------------------------
                                    Name:  Gage Parrish
                                    Title: Vice President and
                                           Chief Financial Officer


June 10, 2002

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